UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2021

OWL ROCK CAPITAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01190	47-5402460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 38th Floor New York, NY		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ORCC	The New York Stock Exchange

Item 8.01.	Other Events.

Prepayment of 4.75% Senior Notes due June 21, 2023

On November 23, 2021, Owl Rock Capital Corporation (the “Company”) caused notices to be issued to the holders of its 4.75% Senior Notes due June 21, 2023 (the “Notes”) regarding the Company’s exercise of its option to prepay all of the issued and outstanding Notes, pursuant to Section 8 of the note purchase agreement dated December 21, 2017, between the Company and each of the purchasers listed in the purchaser schedule thereto (the “Note Purchase Agreement”). The Company will prepay all $150,000,000 in aggregate principal amount of the Notes on December 23, 2021 (the “Prepayment Date”). The Notes will be prepaid at 100% of their principal amount ($100,000 per Note), plus accrued and unpaid interest thereon to, but excluding, the Prepayment Date, plus the Prepayment Settlement Amount (as defined in the Note Purchase Agreement). A copy of the notice of prepayment is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Notice of Prepayment of 4.75% Senior Notes due June 21, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Owl Rock Capital Corporation

Dated: November 23, 2021	By:	/s/ Jonathan Lamm

Name:	Jonathan Lamm
Title:	Chief Operating Officer and Chief Financial Officer